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                                                                   Exhibit 23.1X

        CONSENT OF VIRCHOW, KRAUSE & COMPANY, LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of XYZ Group, Inc. as of December 31, 1997 and for the year then ended dated February 12, 1998, in the Registration Statement (Form S-4 No. 333-80131) and related prospectus of Futech Interactive Products for the registration of 6,500,000 shares of its common stock.



Brookfield, Wisconsin                         /s/ Virchow, Krause & Company, LLP
August 6, 1999